Binary Environments Ltd.
Vancouver * Seattle
http://www.bel.bc.ca - email: info@bel.bc.ca

SERVICES AGREEMENT

This Agreement made effective the 1st day of May, 2004 (the "Effective Date")

BETWEEN:

BINARY ENVIRONMENT LTD. of 300-2930 Arbutus Street, Vancouver, B.C. V6J 3Y9 (the "Supplier")

AND:

ElectricNetwork.com, Inc. (the "Customer")

WHEREAS:

A. The Supplier provides and is licensed to provide communications services;
B. The Customer wishes to utilize certain options of these services offered by the Supplier;
C. The Supplier has agreed to provide certain facilities and services to the Customer subject to and in accordance with the terms to this Agreement;

NOW THEREFORE, the parties agree to be bound by the attached General Terms and Conditions and the exhibits thereto which form part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 1st day of May, 2004.

Customer: ElectricNetwork.com, Inc.

By: /s/ Brad W. Rudover Authorized Signatory	Brad W. Rudover Printed Name
Witness: /s/ John Batyka	John Batyka Printed Name

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 1st day of May, 2004.

Supplier: BINARY ENVIRONMENTS LTD.

By: /s/ John Batykia Authorized Signatory	John Batyka Printed Name
Witness: /s/ Brad W. Rudover	Brad W. Rudover Printed Name

General Terms and Conditions

1. Definitions

In this Agreement and the Exhibits attached, the following words or phrases have the meanings set out below:

"Agreement" means, the Service Agreement and incorporates these General Terms and Conditions and any exhibits attached;

"Customer Particulars Exhibit" means, Exhibit 2 of this Agreement setting out the particulars respecting Customer;

"Customer Equipment" means, Customer-owned equipment that provides the interface to Supplier Equipment;

"Effective Date" means, the date of this Agreement as specified on page 1 of this Agreement;

"Fees" means, in respect of any Service or Services, the fees payable by Customer to Supplier in respect of such Service or Services as described in each Service Exhibit;

"Minimum Performance Objectives" means, in respect of each Service or Services, the minimum performance objectives set forth for such Service or Services in the Service Exhibit which describes such Service or Services;

"Performance Objectives" means, in respect of each Service or Services, the performance objectives set forth for such Service or Services in the Service Exhibit which describes such Service or Services;

"Service Effective Date" has the meaning set forth in section 4, unless otherwise specified in respect of a particular Service in a Service Exhibit;

"Service Exhibit" means, Exhibit 1 setting out each of the Services to be provided pursuant to the terms of this Agreement, including all such additional Service Exhibits as may be added from time to time;

"Service or Services" shall mean the Service or Services to be supplied to Customer in accordance with the terms of this Agreement, all as described in the Services Exhibit;

"Supplier Equipment" means, Supplier's equipment and hardware dedicated to the supply of Services to Customer, including but not limited to that equipment described in the Service Exhibit;

"Supplier Communication System" means, Supplier Equipment and all Supplier owned software and electronics used to provide Services to Customers;

"Targeted Start Date" means a date specified by Supplier, as the date upon which the services are to be available for use by the Customer and set out in the Customer particulars Exhibit 2, unless otherwise specified in respect of a particular Service in the Service Exhibit 1; and

"Term" means, the term of this Agreement as set out in Exhibit 1.

2. Services

2.1 Supplier agrees to supply the Services in accordance with and subject to the terms of this Agreement. Customer agrees to receive such Services from Supplier and agrees to comply with the terms and conditions contained in this Agreement.

2.2 Throughout the Term of this Agreement, Customer may request in writing additional services. To the extent Supplier can reasonably accommodate such requests, it shall provide a quote respecting the Fees applicable for such request and specify a Targeted Start Date to Customer.

3. Installation

3.1 The Supplier agrees to receive the Customer's equipment and to connect the equipment to the Internet gateway as specified in Exhibit 1.

4. Service Effective Date

4.1 Supplier shall exert all reasonable efforts to ensure that the Services can be used by Customer on the Targeted Start Dates.

The "Service Effective Date" shall be that date which is the latter of:

4.1.1 the Targeted Start Date; and

4.1.2 the date upon which the Services are activated and accepted for use by Customer.

5. Service Performance

5.1 Each of the Services has been designed for the respective performance targets, including target availability, set out in the relevant Service Exhibit. These targets do not include maintenance windows reserved to allow installation, system upgrades, and other maintenance activities. The scheduled maintenance will be arranged based on Customer information to minimize the interference with the Customer's use of the Services.

5.2 In supplying the Services, Supplier shall use all reasonable efforts to achieve the Performance Objectives in respect of each Service.

6. Maintenance Obligations

6.1 Supplier shall maintain Supplier Equipment including labor, parts, and such other servicing as is necessary to keep Supplier Equipment in good operating condition at its expense.

6.2 In complying with its maintenance and repair obligations hereunder, Supplier shall provide such services under normal conditions 24 hours a day, seven days a week. Staff is on call by pager 24/7.

7. Fees

7.1 Unless otherwise specified and subject to any bona fide billing disputes, Customer agrees to pay all Fees in connection with provision of the Services within 30 days of the invoice date and at the times specified in Section 11 of this Service Agreement.

7.2 Overdue amounts will be subject to interest of 1.0% per month.

7.3 The Supplier shall have the right to increase its charges upon thirty (30) days prior written notice. In the event that the Supplier imposes new rates, the Customer may at its option indicate its intention to terminate the Agreement as of the effective date of the fee increase, without penalty by written notice to the Supplier within fifteen (15) days of the date the Supplier gives notice of the price increase.

7.4 Where payments have been made for charges that should not have been billed, or that were overbilled, the Customer will be credited with the overpayment back to the date of error up to a maximum of six months from the date the error was identified. If the Customer does not dispute the charge within six months of the date of a statement, the right to have the excess credited for the period prior to such statement is lost.

7.5 Customers are not responsible for paying previously unbilled or underbilled charges except where the charge is correctly billed within a period of one year from the date it was incurred.

7.6 Upon the signing of this Agreement all set up fees and the first month colocation fee are payable.

8. Customer Obligations

8.1 Unless otherwise specified, Customer shall maintain all Customer supplied equipment at its expense. Customer shall ensure that every item of equipment utilized by Customer (if not Supplier owned) is technically and operationally compatible with the Supplier Equipment and the Supplier Communication System and complies with all governmental rules and regulations. Supplier shall not be obligated to link any Supplier Equipment to any Customer owned equipment which does not comply with these requirements and which the Supplier has not approved.

8.1.1 The Customer shall have access to the Customer's equipment at any time, by appointment.

8.2 Customer, in utilizing the Services, shall be responsible for ensuring that no such use materially adversely affects the operation of Supplier Communications System.

8.3 Receipt and use of the Services is restricted to the business of the Customer conditional to:

8.3.1 The customer is not using the supplier's services to engage in illegal or potentially illegal activities:

8.3.2 Activities considered to be illegal, are any activities deemed to be illegal by Canadian laws.

9. Limitation of Liability

9.1 Where there are omissions, interruptions, delays, errors or defects in transmission or failures or defects in Supplier's facilities, Supplier's liability is limited to a refund of charges, on request, proportionate to the length of time the problem existed, commencing from the time Supplier is advised of the problem. Supplier's entire liability for any claim arising from any cause whatsoever shall in no event exceed the monthly Fees for the Services which give rise to any claim.

9.2 The remedies set out in this Agreement are in lieu of all other warranties, representations, conditions, guarantees and remedies regarding the Services and the maintenance thereof and there are no other warranties, representations, conditions, guarantees or remedies of any kind whatsoever, either expressed or implied.

9.3 Without in any manner limiting the express limitation contained in this section 10, Supplier shall not be liable to Customer or any of their servants, agents, contractors, representatives or any third parties for:

9.3.1 any act of omission of a telecommunications carrier whose facilities are used in establishing connections to points which Supplier does not directly serve;

9.3.2 defamation or copyright infringement arising from material transmitted or received by Customer over Supplier's facilities;

9.3.3 infringement of patents arising from combining or using Customer-provided facilities with Supplier's service; or

9.3.4 any damages, loss of profits, loss of earnings, loss of business opportunities, real or personal property damage, personal injury or other loss or special or consequential damages arising directly or indirectly out or in connection with the subject matter of this Agreement.

The forgoing limitation shall not apply to grossly negligent acts or omissions of Supplier, resulting in physical injury or damage to the Customers property.

9.4 In no event shall either party be liable to the other for consequential or indirect losses or damages howsoever arising and whether under contract, tort or otherwise, including without limitation third party claims, loss of profits, loss of customers, or damage to reputation or goodwill.

9.5 Supplier provides no insurance coverage to equipment owned or leased by Customer.

10. Termination and Suspension of Service

10.1 Supplier may terminate, restrict or suspend the provisioning of the Service to Customer:

10.1.1 forthwith if any Fees payable hereunder are not paid within 30 days of the invoice date, with ten (10) days prior written; notice and

10.1.2 if 30 days after written notice has been received, Customer fails to comply with any of its other obligations set forth in this Agreement.

10.1.3 Customer grants to Supplier a security interest in the computer equipment referred to in and delivered to Supplier under this Agreement as security for the payment of all fees payable under this Agreement. If Customer defaults in payment of any such fees, Supplier may exercise all rights and remedies available to a secured party under the Personal Property Security Act (B.C.) in relation to the computer equipment.

10.1.4 On overdue/delinquent accounts Customer may be subject to equipment storage charges.

10.2 Customer may terminate the Agreement 30 days after written notice has been received by the Supplier. In addition, in the event that the Supplier fails to provide a Service or Services to the level of the Minimum Performance Objective applicable to such Service or Services over a period of a calendar month and Customer provides prompt written notice of such performance failure to Supplier, Supplier shall have ten days from receipt of such notification to rectify the problem. If, at the end of such ten day period, the affected Services still fail to meet the applicable Minimum Performance Objectives, Customer may, elect in writing to terminate Services to the affected Customer Sites. If Customer does so, Supplier shall terminate Services between those points and no further Fees shall be applicable in connection with the discontinued service and Supplier shall be entitled to remove all Supplier Equipment located at Customer Site. Minimum Performance Objectives shall not be construed as guarantees or warranties in any sense and the only remedy for failure to meet Minimum Performance Objectives shall be as provided for herein.

11. Term of Agreement

11.1 The term of the Agreement shall be as stated in Exhibit 1.

12. General

12.1 This Agreement shall enure to the benefit and be binding upon Supplier and Customer, and their respective executors, administrators, successors and permitted assigns. Neither party may assign this Agreement without the other party's prior written consent, such consent not to be unreasonably withheld.

12.2 The Agreement forms the entire agreement between the parties concerning the subject matter hereof and supersedes all prior written and oral agreements between the parties. Any modification of this Agreement, other than the modifications imposed by any government or regulatory authority, shall not be valid unless reduced to writing and agreed to by all parties.

12.3 All rights and remedies hereunder are cumulative and not alternative, Supplier shall be entitled to pursue all of its respective rights hereunder and at law either consecutively or concurrently and no rights or interests shall be extinguished or merged by the taking or judgment for all monies which are or may become due or owing pursuant to this Agreement or pursuant to any extension or subsequent agreement made between Supplier and Customer.

12.4 Customer shall pay in addition to the Fees specified herein, all taxes, assessments and government charges including but not limited to Social Service Tax, Excise taxes, Goods and Services Tax and any other applicable tax now or hereafter imposed on the purchase or consumption of the services under the authority of a federal, provincial or municipal; taxing jurisdiction, except taxes on the income or assets of Supplier.

12.5 Notwithstanding any other terms of this Agreement, neither party shall be liable for any delay, interruption, or fault in the performance of its obligations hereunder if caused by acts of God, war, declared or undeclared, fire, flood, storm, slide, earthquake, power failure, inability to obtain equipment, supplies or other facilities not caused by failure to pay the then prevailing prices, labor disputes, or any other similar event beyond the control of the party affected which may prevent or delay such performance. If any such act or event occurs or is likely to occur, the party affected shall promptly notify the other party, giving particulars of the event.

12.6 Supplier reserves the right not to carry out any work required herein which, in Supplier's opinion, would be hazardous.

12.7 The parties hereto represent that they have full authority to enter into the Agreement and that no further act or approval is required to make this Agreement binding upon the respective parties should any portion of this Agreement for any reason be held to be void in law, this Agreement shall be construed, so far as is possible, as if such portion had never been contained herein.

12.8 Any notice, payment or other communication required or permitted to be given or served pursuant to this Agreement shall be in writing and shall be delivered personally or forwarded by first class prepaid mail to the Party concerned at the address first set out above and such notice will be deemed to be received on the day of delivery, if delivered personally, or ten (10) business days after posting if mailed. Notices sent by email, telex, facsimile shall conclusively deemed to have been received when the delivery confirmation is received or 24 hours after notification to Custmers email address has been sent.

12.8.1 Customer must provide and maintain a valid email address for notification purposes. Customer is obligated to inform Suppler of any changes of this email address.

12.9 This Agreement shall be construed and the powers and provisions herein contained shall be administered, exercised and given effect to according to the laws of the Province of British Columbia, Canada.

12.10 The parties will not reveal, divulge or make known the terms and conditions of this Agreement or any document or agreement now or hereafter executed in connection herewith, other than disclosure that is required by law or agreed to by the other party. In addition, for the period of two (2) years from the date of disclosure thereof, each party shall maintain the confidentiality of all information or data of any nature ("Information") provided to it by the other party hereto provided such Information contains a conspicuous marking identifying it as "Confidential" or "Proprietary". Each party shall use the same efforts (but in no case less than reasonable efforts) to protect the Information it receives hereunder as it accords to its own Information. The above requirements shall not apply to Information which is already in the possession of the receiving Party or any third Party, is already publicly available through no breach of this Agreement, or has been previously independently developed by the receiving Party. This Agreement shall not prevent any disclosure of Information pursuant to applicable law and regulation, provided that prior to making such disclosure, the receiving Party shall use reasonable efforts to notify the disclosing Party of the required disclosure.

Exhibit 1 Supplier Services:

Term of Contract:

Month to Month with 30 days notice to terminate services.

Network Performance Targets:
Availability :	T1: 99.97% Uptime	100Mbps: 99.99% Uptime
Minimum Availability:	T1: 99.95% Uptime	100Mbps: 99.99% Uptime

Service Description:

Targeted Start Date: May 1, 2004

Date the server(s) arrived: June, 2000

Server colocation on: T1 X Shared 100Mbps ___ Dedicated 100Mbps ___

Colocation Facility: Vancouver - Arbutus X or Harbour Centre ____

Traffic: # of free gigabytes 2 Price per gigabyte ____

Number of servers colocated: 1

BEL UPS backup: Yes X No ___

Customer supplied UPS backup: Yes ___ No X

Extra power: 15Amp X 30 Amp ___

Description of servers: Dual Pentium II - 450 Mhz Tower

Service Work:

All pre-scheduled hardware/software maintenance fees will be invoiced at $75.00 per hour. Emergency services will be invoiced at a fee of $100.00 per hour. Unless otherwise requested by the Customer, no maintenance either hardware or software, will be done by the Supplier.

The Customer may enter the Supplier's premises to perform hardware/software upgrades or maintenance to their equipment at anytime (24/7) with an appointment unless the need is due to an emergency. During regular office hours (Monday to Friday, 9:00 a.m. to 5:00 p.m.) there will be no access charge, however afterhours access fees of up to $125.00 may apply.

Service Fees:

Set up fee: ______

Payment received: First month ______________ Last month _______________

Special Instructions: Service to be $85 per month.

Salesperson: John Batyka

Checked in by: John Batyka

Set up by: Colin Ligertwood

Exhibit 2 Customer Particulars Exhibit

Customer Name: ElectricNetwork.com, Inc. (the "Customer")

Billing address:	ElectricNetwork.com, Inc. Suite 1400-1500 W. Georgia Street Vancouver, BC V6G 2Z6

Prime Technical Contact:
Name: Brad W. Rudover Email: brad@electricnetwork.com	Phone: (604) 684-3027 Fax: (604) 685-1520 Pager:

Prime Billing Contact:
Name: Brad W. Rudover Email: brad@electricnetwork.com	Phone: (604) 684-3027 Fax: (604) 685-1520 Pager:

Emergency 24 Hour Contact:
Name: Brad W. Rudover Email: brad@electricnetwork.com	Phone: (604) 684-3027 Fax: (604) 685-1520 Pager: